                                                                   EXHIBIT 99.1

[VEECO LOGO]


                                      NEWS

Veeco Instruments Inc., 100 Sunnyside Blvd., Woodbury, NY 11797
Tel. 516-677-0200 FAX 516-677-0380

                              FOR IMMEDIATE RELEASE
FINANCIAL CONTACT: DEBRA WASSER, VP OF IR & CORP. COMM., 516-677-0200, X1472 TRADE CONTACT: FRAN BRENNEN, DIR. OF MARKETING COMMUNICATIONS, 516-677-0200
               X1222


             VEECO REPORTS FOURTH QUARTER AND YEAR-END 2003 RESULTS

Woodbury, NY, February 6, 2004 -Veeco Instruments Inc. (Nasdaq: VECO) today announced its financial results for the fourth quarter and year ended December 31, 2003. Veeco reports its results on a GAAP basis, and also provides results excluding certain charges. Investors should refer to the attached table for further details of the reconciliation of GAAP (loss) to earnings excluding certain charges. Veeco completed two acquisitions during the fourth quarter of 2003: the acquisition of the TurboDisc(R) MOCVD ("TurboDisc") operations of Emcore Corporation and the purchase of Advanced Imaging, Inc., ("Aii") a leading manufacturer of precision lapping equipment for the data storage industry, referred to collectively as the "acquisitions" below.

HIGHLIGHTS

     Veeco's fourth quarter 2003 sales were $76.9 million, up 22% sequentially from the $63.1 million reported in the third quarter of 2003. Veeco reported a net loss of $4.8 million, or a loss of $0.16 per share. Earnings excluding certain charges were $0.03 per diluted share (in line with Veeco's guidance). (See tables for explanation of purchase accounting and reconciliation to GAAP loss).

     The Company's fourth quarter guidance (provided on October 27, 2003 and updated for the acquisitions in November) was: revenues of $70-$76 million and earnings excluding certain charges between $0.00 and $0.03 per diluted share.

     The Company's fourth quarter 2003 bookings were $96.8 million, up 51% sequentially from the third quarter, including bookings from the acquired companies post-acquisition. Veeco's fourth quarter book-to-bill was 1.26 to 1. Veeco's fourth quarter 2003 orders without acquisitions were $84.1 million, up

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31% sequentially from $64.0 million reported in the third quarter of 2003.
Veeco's fourth quarter order guidance (without acquisitions) was $64-$70 million. Veeco's year-ending backlog was $124.4 million.

     Edward H. Braun, Veeco's Chairman and Chief Executive Officer, commented, "Veeco's fourth quarter orders, revenues and EBITA improved both sequentially and year-over-year. Order strength reflected a broad industry upturn across all of our markets and in all geographic regions. Capacity and technology drivers were evident in semiconductor, data storage, wireless, compound semiconductor and scientific research. Fourth quarter orders of $96.8 million (up 51% sequentially) were Veeco's strongest overall orders in ten quarters. Fourth quarter revenue of $76.9 million was up 22% sequentially."

     "The November 2003 acquisitions of TurboDisc MOCVD and Advanced Imaging Inc.'s precision lapping technologies allow us to significantly broaden our product and technology offerings to Veeco's core markets in 2004," commented Mr. Braun.

     Mr. Braun commented on Veeco's full year 2003, adding, "Overall 2003 was a challenging year for the equipment industry and for our customers. Veeco's 2003 sales of $279.3 million were down 7% from 2002, while orders of $297.6 were up a modest 3%. Significant 2003 focus on cost reduction and profitability resulted in improved gross margins (up 2.2 points) to 46.0% (exclusive of purchase accounting adjustments), and 2003 EBITA (earnings excluding certain charges before interest, income taxes and amortization) was $13.0 million, up from $1.3 million in 2002 despite the decrease in revenue. Veeco also generated $21.8 million of cash from operations during 2003 and our balance sheet remains strong with $106.8 million in cash after the completion of acquisitions."

FOURTH QUARTER 2003 RESULTS

     Veeco's bookings for the fourth quarter of 2003 were $96.8 million, a 36% increase from the $71.3 million reported in the fourth quarter of 2002, and a 51% increase compared with the $64.0 million reported in the third quarter of 2003. Fourth quarter 2003 Metrology bookings were $46.7 million, compared to $42.0 million reported in the fourth quarter of 2002. Fourth quarter 2003 Process Equipment bookings were $50.1 million, compared to the $29.3 million reported in the fourth quarter of 2002. Veeco's bookings by market in the fourth quarter were 23% data storage, 18% semiconductor, 27% telecommunications/wireless and 32% scientific research. Q4 orders by region were 33% North America, 23% Europe, 25% APAC and 19% Japan. The Company's fourth quarter book-to-bill ratio was 1.26 to 1.

                                        5
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     Veeco's sales for the fourth quarter of 2003 were $76.9 million, a 12%
increase from the $68.6 million reported for the fourth quarter of 2002. Metrology sales were $35.5 million in the fourth quarter of 2003, compared to $34.2 million reported in the fourth quarter of 2002. Veeco's Process Equipment sales were $41.4 million in the fourth quarter of 2003, compared with $34.4 million in the fourth quarter of 2002. Veeco's sales by market in the fourth quarter of 2003 were 36% data storage, 12% semiconductor, 17% telecommunications/wireless and 35% scientific research. Revenue by geographic region was 42% North America, 16% Europe, 26% APAC and 16% Japan, with strong growth in APAC (up 127% from the fourth quarter of 2002).

     Veeco incurred an operating loss of $6.0 million in the fourth quarter of 2003, compared to an operating loss of $130.6 million in the fourth quarter of 2002. Included in the fourth quarter 2003 operating result was a $1.5 million charge for the write-off of in-process R&D, a $1.7 million reduction in gross profit from purchase accounting adjustments due to the required capitalization of profit in inventory and permanent elimination of certain deferred revenue, as well as $2.1 million of merger and restructuring costs. Exclusive of these charges, Veeco's fourth quarter 2003 EBITA was $3.5 million compared to a loss of $3.4 million in the fourth quarter of 2002, which also excludes restructuring charges. Veeco's fourth quarter 2003 net loss was $4.8 million (($0.16) per share) compared to a net loss of $116.5 million (($4.00) per share) in the fourth quarter of 2002. Excluding certain charges, fourth quarter 2003 earnings were $0.03 per share compared to a loss of ($0.11) per share in the fourth quarter of 2002.

YEAR-END 2003 RESULTS

     Veeco's 2003 bookings were $297.6 million, an increase of 3% from the $289.1 million reported in 2002. Metrology 2003 bookings were $154.4 million compared to $154.1 million in 2002. Process Equipment 2003 bookings were $143.2 million, compared to $135.0 million reported in 2002. Veeco's 2003 bookings by market were 31% data storage, 15% semiconductor, 18% telecommunications/wireless and 36% scientific research. Veeco's bookings by region were 38% North America, 18% Europe, 24% APAC and 20% Japan. The Company's 2003 book-to-bill ratio was
1.07 to 1.

     Veeco's 2003 sales were $279.3 million, a 7% decrease from the $298.9 million reported in 2002. Metrology 2003 sales were $149.1 million versus $152.2 million in 2002. Process Equipment 2003 sales were $130.2 million versus $146.7 million in 2002. Veeco's sales by market in 2003 were 33% data storage, 14% semiconductor, 14% telecommunications/wireless and 39% scientific research. Veeco's 2003 sales by region were 39% North America, 17% Europe, 24% APAC and 20% Japan.

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     Veeco incurred an operating loss of $9.3 million in 2003, compared to an operating loss of $137.9 million in 2002. Included in the 2003 operating loss was a $1.5 million charge for the write-off of in-process R&D, a $1.7 million reduction in gross profit from purchase accounting adjustments due to the required capitalization of profit in inventory and permanent elimination of certain deferred revenue, and $5.4 million of merger and restructuring costs. Exclusive of these charges, Veeco's 2003 EBITA was $13.0 million compared to $1.3 million in 2002, which also excludes restructuring charges. Veeco's net loss for 2003 was $9.7 million (($0.33) per share) compared to a net loss of $123.7 million (($4.25) per share) in 2002. Excluding certain charges, 2003 earnings were $0.11 per diluted share compared to a loss of ($0.10) per share in 2002.

VEECO'S OUTLOOK

     Mr. Braun commented, "Industry market conditions improved dramatically in the fourth quarter, and we appear to be at the start of a sustainable recovery cycle after two years of historically low capex investment by our customers. Veeco's diversification strategy should serve us well as multiple Veeco markets are forecasted to experience 2004 growth."

     "We intend to work closely with our key customers to be aligned with their technology roadmaps and capacity planning requirements including: the continued 80GB production ramp and 120GB disk drive development programs, 90nm and 300mm ramps in semiconductor, growth in high brightness light-emitting diodes (HB-LEDs) for backlighting of color displays, RF devices and other wireless/lighting applications, and continued use of our atomic force microscopes in nanoscience research." Mr. Braun concluded, "Veeco's goal is to achieve higher levels of revenue and profitability in 2004 through a combination of improved business conditions, a continued focus on cost control, and a broadened product line of key enabling process equipment and metrology technologies."

     Veeco currently forecasts that first quarter 2004 bookings and revenue will increase approximately 10% sequentially. First quarter 2004 orders are forecasted to be in the range of $105 to $109 million and sales in the range of $84 to $88 million. Veeco's book-to-bill is forecasted to remain at approximately 1.2 to 1. The Company currently forecasts that it will incur a net loss between ($0.09 and $0.05) per share on a GAAP basis and will earn between $0.05 and $0.09 per share, excluding amortization of $5.0 million and purchase accounting adjustments related to the acquisitions of $1.9 million, using a 35% tax rate.

INVESTOR CONFERENCE CALL/ WEBCAST

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     Veeco will host an investor conference call this morning, February 6th at
10 am EST to review these fourth quarter and full year 2003 results. You may listen to the call live at 1-800-810-0924 or through an audio webcast at http://www.veeco.com (Investor Information). VEECO HAS PREPARED A SLIDE PRESENTATION WITH FINANCIAL HIGHLIGHTS THAT IS ALSO AVAILABLE AT THIS LOCATION ON THE COMPANY'S WEBSITE. The conference call will be archived for future reference. A telephonic playback of the conference call will also be available starting this afternoon through February 13, 2004 at 888-203-1112 or 719-457-0820 (code 500330) or on the Veeco Web site.

ABOUT VEECO

     Veeco Instruments Inc. provides solutions for nanoscale applications in the worldwide semiconductor, data storage, telecommunications/wireless and scientific research markets. Our Metrology products are used to measure at the nanoscale and our Process Equipment tools help create nanoscale devices. Veeco's manufacturing and engineering facilities are located in New York, Arizona, California, Colorado, Minnesota and New Jersey. Global sales and service offices are located throughout the United States, Europe, Japan and Asia Pacific. Additional information on Veeco can be found at http://www.veeco.com/.

TO THE EXTENT THAT THIS NEWS RELEASE DISCUSSES EXPECTATIONS ABOUT MARKET CONDITION, MARKET ACCEPTANCE AND FUTURE SALES OF VEECO'S PRODUCTS, VEECO'S FUTURE FINANCIAL PERFORMANCE, OR OTHERWISE MAKES STATEMENTS ABOUT THE FUTURE, SUCH STATEMENTS ARE FORWARD-LOOKING AND ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE STATEMENTS MADE. THESE FACTORS INCLUDE THE CHALLENGES OF CONTINUING WEAKNESS IN END MARKET CONDITIONS AND THE CYCLICAL NATURE OF THE TELECOMMUNICATIONS/WIRELESS, DATA STORAGE, SEMICONDUCTOR AND RESEARCH MARKETS, RISKS ASSOCIATED WITH INTEGRATING ACQUIRED BUSINESSES AND THE ACCEPTANCE OF NEW PRODUCTS BY INDIVIDUAL CUSTOMERS AND BY THE MARKETPLACE AND OTHER FACTORS DISCUSSED IN THE BUSINESS DESCRIPTION AND MANAGEMENT'S DISCUSSION AND ANALYSIS SECTIONS OF VEECO'S ANNUAL REPORT ON FORM 10-K, SUBSEQUENT QUARTERLY REPORTS ON FORM 10-Q AND CURRENT REPORTS ON FORM 8-K .

                           -FINANCIAL TABLES ATTACHED-

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                             VEECO INSTRUMENTS INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               THREE MONTHS ENDED                   YEAR ENDED
                                                                  DECEMBER 31,                     DECEMBER 31,
                                                              2003            2002            2003            2002
                                                          -----------------------------   -----------------------------
Net sales                                                 $      76,949   $      68,644   $     279,321   $     298,885
Cost of sales                                                    44,234          56,086         152,307         183,042
                                                          -----------------------------   -----------------------------
Gross profit                                                     32,715          12,558         127,014         115,843

Costs and expenses:
Selling, general and administrative expense                      17,969          18,494          67,986          75,899
Research and development expense                                 13,361          12,717          48,868          53,889
Amortization expense                                              4,237           3,207          13,800          13,323
Other income, net                                                  (469)           (228)         (1,218)           (284)
Asset impairment charge                                               -          99,663               -          99,663
Merger and restructuring expense                                  2,142           9,278           5,403          11,248
Write-off of purchased in-process technology                      1,500               -           1,500               -
                                                          -----------------------------   -----------------------------
Operating loss                                                   (6,025)       (130,573)         (9,325)       (137,895)

Interest expense, net                                             2,108           1,651           7,811           6,002
                                                          -----------------------------   -----------------------------
Loss from continuing operations, before income taxes             (8,133)       (132,224)        (17,136)       (143,897)

Income tax benefit                                               (3,333)        (15,693)         (7,389)        (20,513)
                                                          -----------------------------   -----------------------------
Net loss from continuing operations                              (4,800)       (116,531)         (9,747)       (123,384)

Loss from discontinued operations, net of income taxes                -               -               -            (346)

                                                          -----------------------------   -----------------------------
Net loss                                                  $      (4,800)  $    (116,531)  $      (9,747)  $    (123,730)
                                                          =============================   =============================
Net loss per common share from continuing operations      $       (0.16)  $       (4.00)  $       (0.33)  $       (4.24)
Loss from discontinued operations                                     -               -               -           (0.01)
                                                          -----------------------------   -----------------------------
Net loss per common share                                 $       (0.16)  $       (4.00)  $       (0.33)  $       (4.25)
                                                          =============================   =============================

Weighted average shares outstanding                              29,316          29,142          29,263          29,096

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                             VEECO INSTRUMENTS INC.
    RECONCILIATION OF GAAP LOSS TO EARNINGS (LOSS) EXCLUDING CERTAIN CHARGES
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                              THREE MONTHS ENDED                      YEAR ENDED
                                                                 DECEMBER 31,                        DECEMBER 31,
                                                            2003              2002              2003              2002
                                                        ------------      ------------      ------------      ------------
Operating loss                                          $     (6,025)     $   (130,573)     $     (9,325)     $   (137,895)

Adjustments:

Amortization expense                                           4,237             3,207            13,800            13,323

Asset impairment charge                                            -            99,663(1)              -            99,663(1)

Write-off of inventory                                             -            15,000(2)              -            15,000(2)

Merger and restructuring expense                               2,142(3)          9,278(4)          5,403(5)         11,248(6)

Purchase accounting adjustments                                1,664(7)              -             1,664(7)              -

Write-off of purchased in-process technology                   1,500(8)              -             1,500(8)              -
                                                        ------------      ------------      ------------      ------------

Earnings (loss) excluding certain charges before
 interest, income taxes and amortization ("EBITA")             3,518            (3,425)           13,042             1,339

Interest expense, net                                          2,108             1,651             7,811             6,002
                                                        ------------      ------------      ------------      ------------
Earnings (loss) excluding certain charges
 before income taxes                                           1,410            (5,076)            5,231            (4,663)

Income tax provision (benefit) at 35%                            494            (1,777)            1,831            (1,632)

                                                        ------------      ------------      ------------      ------------
Earnings (loss) excluding certain charges               $        916      $     (3,299)     $      3,400      $     (3,031)
                                                        ============      ============      ============      ============

Earnings (loss) excluding certain charges per
 diluted share                                          $       0.03      $      (0.11)     $       0.11      $      (0.10)

Diluted weighted average shares outstanding                   29,929            29,142            29,600            29,096

(1) The $99.7 million asset impairment charge for 2002 is comprised of a $94.4 million write-down of goodwill, a $3.5 million write-down of buildings available for sale and a $1.8 million write-off of other fixed assets.

(2) The write-off of inventory is included in cost of sales in the Consolidated Statement of Operations.

(3) The $2.1 million merger and restructuring charge in the fourth quarter of 2003 is comprised of $1.5 million in severance and business relocation costs and $0.6 million in merger related expenses.

(4) The $9.3 million merger and restructuring charge in the fourth quarter of 2002 is comprised of a $6.4 million write-off of costs associated with the terminated FEI merger agreement, $2.6 million of severance and business relocation costs and $0.3 million of prepayment penalty on the early extinguishment of debt.

(5) The $5.4 million merger and restructuring charge for 2003 is comprised of $4.8 million in severance and business relocation costs and $0.6 million in merger related expenses.

(6) The $11.2 million merger and restructuring charge for the year ended December 31, 2002 is comprised of a $6.4 million write-off of costs associated with the terminated FEI merger agreement, $5.4 million of severance and business relocation costs and $0.3 million of prepayment penalty on the early extinguishment of debt, partially offset by a $0.9 million gain from the settlement of a post-retirement benefit plan.

(7) The $1.7 million in purchase accounting adjustments for the quarter and year ended December 31, 2003 is for the required adjustments to gross profit to reflect the required capitalization of profit in inventory and permanent elimination of certain deferred revenue from the TurboDisc and Aii acquisitions.

(8) The $1.5 million write-off of purchased in-process technology for the quarter and year ended December 31, 2003 is comprised of a $1.0 million write-off from the Aii acquisition and a $0.5 million write-off from the Turbodisc acquisition.

NOTE - THE ABOVE RECONCILIATION IS INTENDED TO PRESENT VEECO'S OPERATING RESULTS, EXCLUDING CERTAIN CHARGES AND PROVIDING INCOME TAXES (BENEFITS) AT A 35% STATUTORY RATE. THIS RECONCILIATION IS NOT IN ACCORDANCE WITH, OR AN ALTERNATIVE METHOD FOR, GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES, AND MAY BE DIFFERENT FROM SIMILAR MEASURES PRESENTED BY OTHER COMPANIES. MANAGEMENT OF THE COMPANY EVALUATES PERFORMANCE OF ITS BUSINESS UNITS BASED ON EBITA, WHICH IS THE PRIMARY INDICATOR USED BY MANAGEMENT TO PLAN AND FORECAST FUTURE PERIODS. THE PRESENTATION OF THIS FINANCIAL MEASURE FACILITATES MEANINGFUL COMPARISON WITH PRIOR PERIODS, AS MANAGEMENT OF THE COMPANY BELIEVES EBITA REPORTS BASELINE PERFORMANCE AND THUS PROVIDES USEFUL INFORMATION.

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                             VEECO INSTRUMENTS INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                     DECEMBER 31,   DECEMBER 31,
                                                         2003           2002
                                                     ------------   ------------
ASSETS
Current assets:
   Cash and cash equivalents                         $    106,830   $    214,295
   Accounts receivable, net                                69,890         67,346
   Inventories                                             97,622         86,250
   Prepaid expenses and other current assets               15,823         18,392
   Deferred income taxes                                   24,693         31,549
                                                     ------------   ------------
Total current assets                                      314,858        417,832

Property, plant and equipment, net                         72,742         55,872
Goodwill                                                   72,989         30,658
Long-term investments                                      12,376         17,483
Deferred income taxes                                      18,136         28,888
Other assets, net                                         105,363         54,654
                                                     ------------   ------------
Total assets                                         $    596,464   $    605,387
                                                     ============   ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                  $     19,603   $     13,078
   Accrued expenses                                        31,616         44,993
   Deferred profit                                          2,140          4,535
   Current portion of long-term debt                          333            312
   Income taxes payable                                     3,700          3,808
                                                     ------------   ------------
Total current liabilities                                  57,392         66,726

Long-term debt                                            229,935        230,273
Other non-current liabilities                               2,808            815
                                                     ------------   ------------
Total non-current liabilities                             232,743        231,088

Shareholders' equity                                      306,329        307,573
                                                     ------------   ------------
Total liabilities and shareholders' equity           $    596,464   $    605,387
                                                     ============   ============